UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2007

DIGICORP, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067
Delaware	87-0398271
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

4143 Glencoe Avenue
Marina Del Rey, CA	90292
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (310) 728-1450

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 20, 2007, William B. Horne submitted his resignation as Chief Financial Officer of Digicorp, Inc. (the “Company”), effectively immediately. Mr. Horne will remain a director of the Company. In addition, Mr. Horne has been appointed to the Company’s Audit Committee, effective immediately. Mr. Horne’s decision to resign is not the result of any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company.

Jay Rifkin, the Company’s Chief Executive Officer, shall also assume the position of Principal Financial Officer, effective as of April 20, 2007. It is anticipated that Mr. Rifkin will serve as Principal Financial Officer on an interim basis until a permanent Chief Financial Officer is identified and appointed. Until such time, the Company’s financial personnel shall report directly to Mr. Rifkin and Mr. Horne will also be providing assistance to Mr. Rifkin on accounting related matters. Biographical and other information concerning Mr. Rifkin is set forth in the Company’s Annual Report on Forrm 10-KSB for the year ended December 31, 2006, which was filed with the Securities and Exchange Commission on April 17, 2007, and which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGICORP, INC. (Registrant)

Date: April 24, 2007	By:	/s/ Jay Rifkin
Name: Jay Rifkin
Title: Chief Executive Officer